UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2007

HYDROGEN ENGINE CENTER, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50542	82-0497807
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2502 East Poplar Street, Algona, Iowa 50511
(Address of principal executive offices)

Registrant's telephone number, including area code: (515) 295-3178

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 3, 2007, Hydrogen Engine Center, Inc. (“HEC”) entered into a settlement agreement with a supplier, Diesel Engine Parts, Inc., d/b/a Diesel Head & Parts Service, Inc. (“DHPS”), in order to settle a commercial dispute with DHPS. In exchange for DHPS’ agreement to settle the dispute and to fulfill certain purchase orders, HEC agreed to issue to DHPS warrants for the purchase of HEC Common stock. The terms of the settlement between HEC and DHPS are confidential.

Item 3.02. Unregistered Sales of Equity Securities.

As of May 4, 2007, HEC has sold a total of 1,801,000 shares of its Series B Preferred Stock pursuant to a private placement to accredited investors.  The shares of Series B Preferred Stock were sold at a price of $2.00 per share.  The offer and sale was conducted on behalf of the HEC by an NASD-licensed broker-dealer. The terms of the Series B Preferred, including but not limited to its rights and preferences, are set forth on in HEC’s Form 10-KSB filed April 17, 2007.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYDROGEN ENGINE CENTER, INC.
  (Registrant)

  By: /s/ Sandra M. Batt
  Name: Sandra M. Batt
  Title: Chief Financial Officer

  EXHIBIT INDEX

Exhibit No.      Description of Exhibit

None.